Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD-QUARTER RESULTS

TECO Energy reaffirms its earnings-per-share guidance from continuing operations for 2012 in a range between $1.10 and $1.20, excluding charges or gains

TAMPA, Fla. Nov. 1, 2012 — TECO Energy, Inc. (NYSE:TE) today reported third quarter 2012 net income of $44.0 million, which included losses on the Guatemalan assets sold or held for sale (see Discontinued Operations below), or $0.20 per share, compared with $90.2 million, or $0.42 per share in the third quarter of 2011. Net income from continuing operations was $90.2 million, or $0.42 per share, in the 2012 third quarter, compared with net income from continuing operations of $86.1 million, or $0.40 per share, for the same period in 2011. The 2012 third-quarter loss of $46.2 million reported in discontinued operations reflected the operating results from TECO Guatemala, and the book loss, transaction fees and the charge related to foreign tax credits as a result of the sales agreements reported in September 2012.

The 2012 year-to-date net income was $167.6 million, or $0.78 per share, compared with $219.4 million, or $1.02 per share, for the same period in 2011. The 2012 year-to-date net income from continuing operations was $200.4 million, or $0.93 per share, compared with $203.5 million, or $0.95 per share, for the same period in 2011. The 2012 year-to-date loss reported in discontinued operations was $32.8 million.

TECO Energy President and Chief Executive Officer John Ramil said, “Our operating results this quarter reflect an improving Florida economy and outstanding cost control efforts by our team members at our utilities to offset the ongoing unfavorable weather patterns, and TECO Coal’s team members continue to deliver strong financial results in a weak coal market.

“Our agreement to sell the Guatemalan companies reflects our commitment to our utility operations and to obtain good value for our non-utility businesses. Faced with uncertainty in 2015, we took advantage of an attractive opportunity and entered into agreements to sell the operations this year.”

Non-GAAP Results

There were no non-GAAP adjustments to net income in the third quarter or year-to-date periods of 2012 or 2011, or the 12 months ended Sept. 30, 2012.

The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release for the 12-months-ended 2011 period. Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for a reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP discussion below are after tax, unless otherwise noted.

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Results Comparisons

	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2012	2011	2012	2011	2012	2011
Net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

Discontinued operations attributable to TECO Energy	(46.2)	4.1	(32.8)	15.9	(26.9)	41.2
Net income from continuing operations	$90.2	$86.1	$200.4	$203.5	$247.7	$234.9
Non-GAAP Results from continuing operations	$90.2	$86.1	$200.4	$203.5	$247.7	$248.1

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2012	2011	2012	2011	2012	2011
Net Income Summary
Tampa Electric	$73.5	$75.0	$156.9	$165.0	$194.7	$207.0
Peoples Gas System	7.0	4.8	27.0	25.4	34.2	32.8
TECO Coal	17.4	14.1	39.4	38.1	52.7	45.3
Parent & other	(7.7)	(7.8)	(22.9)	(25.0)	(33.9)	(50.2)

Net income from continuing operations	90.2	86.1	200.4	203.5	247.7	234.9
Discontinued operations attributable to TECO Energy	(46.2)	4.1	(32.8)	15.9	(26.9)	41.2

Total net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the third quarter was $73.5 million, compared with $75.0 million for the same period in 2011. Results for the quarter reflected a 1.4% higher average number of customers, lower base revenues due to milder weather, higher depreciation and operations and maintenance expenses and lower interest expense.

Total degree days in Tampa Electric’s service area in the third quarter of 2012 were normal, but 7% below the same period in 2011. Pretax base revenue was approximately $4.0 million lower than in 2011, primarily reflecting rainy summer weather patterns. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, decreased 1.6% in the third quarter of 2012 compared with the same period in 2011. The quarterly energy sales shown on the

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statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period. The summer weather pattern in the 2012 period reduced sales to residential and smaller commercial customers. Energy sales to industrial-phosphate customers increased due to the transfer of certain load from self-generation to Tampa Electric’s system. Sales to other industrial customers increased due to improvements in the Florida economy.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, increased $3.6 million in 2012, reflecting higher generating system maintenance expenses and higher pension and other employee benefit expenses partially offset by lower bad-debt expense. Depreciation and amortization expense increased $2.5 million in 2012 due to additions to facilities to serve customers.

Year-to-date net income was $156.9 million, compared with $165.0 million in the 2011 period, driven primarily by lower energy sales due to milder weather, partially offset by 1.2% higher average number of customers, and higher depreciation and operations and maintenance expenses.

Year-to-date total degree days in Tampa Electric’s service area were 3% above normal, primarily in the lower-load spring period, but 4% below the prior year-to-date period, reflecting mild winter weather and the rainy summer weather pattern. Pretax base revenue was almost $11.0 million lower than in 2011, primarily reflecting lower sales to residential customers from the milder weather and voluntary conservation that typically occurs during periods without extreme weather.

In the 2012 year-to-date period, total net energy for load was 0.6% lower than the same period in 2011. Milder weather reduced sales to higher-margin residential and smaller commercial customers, while industrial-other sales were higher, reflecting improvements in the Florida economy. Sales to interruptible industrial-phosphate customers increased due to the factors described above.

Year-to-date 2012 operations and maintenance expenses, excluding all FPSC-approved cost-recovery clauses, increased $5.1 million reflecting higher pension and other employee benefit expenses partially offset by lower bad-debt expense. Compared to the 2011 year-to-date period, depreciation and amortization expense increased $6.7 million, reflecting additions to facilities to serve customers.

Peoples Gas

Peoples Gas System reported net income of $7.0 million for the quarter, compared with $4.8 million recorded in the same period in 2011. Quarterly results reflected customer growth of 1.3% and higher therm sales to residential customers. Therms sold to commercial and interruptible industrial customers increased due to improved economic conditions. Volumes for the low-margin transportation service for electric power generators increased due to low natural gas prices, which made it more economical to use natural gas for power generation. Non-fuel operations and maintenance expense decreased $1.5 million compared to the 2011 period, due in part to an insurance recovery of legal expenses associated with environmental contamination claims, lower pipeline integrity cost, and lower bad-debt expense.

Year-to-date net income was $27.0 million, compared with $25.4 million for the same period in 2011. The 2012 results reflect customer growth of 1.1%, lower sales to

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residential customers due to mild winter weather more than offset by higher sales to commercial and industrial customers and power generation customers as discussed above. Non-fuel operations and maintenance expense decreased $3.1 million compared to the 2011 period, when operations and maintenance expenses included $2.1 million related to legal expenses associated with environmental contamination claims.

TECO Coal

TECO Coal reported third quarter net income of $17.4 million on sales of 1.9 million tons, compared with $14.1 million on sales of 2.1 million tons in the same period in 2011.

In 2012, third quarter results reflect an average net per-ton selling price, excluding transportation allowances, of more than $96 per ton, more than 7% higher than in 2011. In the third quarter of 2012, the all-in total per-ton cost of production was 3% higher than 2011 at approximately $84 per ton, which is below the middle of the cost guidance range previously provided. The 2012 per-ton cost of production increase was driven by spreading fixed costs over fewer tons. TECO Coal’s effective income tax rate in the third quarter of 2012 was 26%, compared with 22% in the 2011 period.

TECO Coal recorded year-to-date net income of $39.4 million on sales of 4.9 million tons in 2012, compared with $38.1 million on sales of 6.2 million tons in the 2011 period. Lower sales volumes in the 2012 year-to-date period reflect the current coal market conditions. The 2012 year-to-date average net per-ton selling price was more than $95 per ton, compared with almost $87 per ton in 2011, and the all-in total per-ton cost of production was more than $85 per ton compared with $79 per ton in 2011. The 2012 year-to-date cost of production reflects higher surface mining costs due to increased diesel fuel usage as a result of trucking coal and overburden further due to the lack of new surface-mine permits, spreading fixed costs over fewer tons, and costs incurred in the first quarter associated with idling a section of a mine. These factors were partially offset by reduced overtime and lower contract miner costs in 2012. TECO Coal’s effective income tax rate was 25%, compared with 22% in the 2011 year-to-date period.

Parent & other

The cost for Parent & other in continuing operations in the third quarter of 2012 was $7.7 million, compared with a cost of $7.8 million in the same period in 2011. The year-to-date Parent & other cost in continuing operations was $22.9 million in 2012, compared with $25.0 million in the 2011 period. Results for the 2012 quarter and year-to-date periods reflect tax items and lower interest expense as a result of mid-year 2011 debt retirement.

The total cost for Parent & other for the third quarter of 2012 was $11.3 million, compared with $8.1 million for the 2011 period. The total cost for Parent & other for the 2012 year-to-date period was $27.1 million, compared with $25.5 million in the same period in 2011. Total cost for the 2012 quarter and year-to-date periods reflect transaction costs and tax items related to the TECO Guatemala transactions.

Discontinued Operations

On Sept. 27, 2012, TECO Energy announced that its international power subsidiary, TECO Guatemala, entered into agreements to sell all of the equity interests in

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the Alborada and San José power stations, and related solid fuel handling and port facilities in Guatemala, for a total purchase price of $227.5 million in cash. The sale of the Alborada Power Station closed on the same date for a price of $12.5 million. As previously reported, under a separate agreement, C.F. Financeco, Ltd. (“C.F. Financeco”) held certain preferential rights to purchase ownership interests in the San José Power Station and related port facilities. On Oct. 17, 2012, C.F. Financeco exercised its preferential rights, and, as a result, on such date Guatemala Holdings II entered into an equity purchase agreement with C.F. Financeco pursuant to which it agreed to sell all of its ownership interests in the San José Power Station and related facilities for $213.5 million, on the same terms as contained in the original agreement.

The third quarter and year-to-date 2012 losses in discontinued operations of $46.2 million and $32.8 million, respectively, reflect the results from operations for the generating plants in Guatemala, a $31.2 million loss on assets sold and held for sale including transaction costs, and a $22.6 million charge associated with foreign tax credits.

2013 Business Factors

The factors that are expected to drive results in 2013 include continued customer growth at the Florida utilities consistent with the trends experienced through the first nine months of 2012, driven by continued improvements in the state and Tampa-area economies. Tampa Electric has experienced steady growth in the number of new customers since the fourth quarter of 2009, and customer growth in 2012 has increased from 1.0% in the first quarter to 1.4% in the third quarter.

At Tampa Electric, total retail energy sales growth is expected to average about 0.5% lower than customer growth. Sales to the lower margin industrial-phosphate customers are expected to be lower in 2013 due to increased self-generation following outages of customers’ generating equipment that increased sales to these customers in 2012. Peoples Gas expects to benefit from continued interest from customers utilizing petroleum and other fuel sources to convert to natural gas due to the attractive economics.

Tampa Electric has filed for the determination of need with the FPSC for the conversion of the four simple-cycle combustion turbines at the Polk Power Station to combined-cycle service (Docket number 120234-EI). Hearings are scheduled for December 2012 with a final decision scheduled for January 2013.

TECO Coal has 2.5 million tons of thermal coal contracted for 2013 at prices between $75 and $82 per ton. Total expected volume, selling price and cost of production for 2013 will be determined at the conclusion of the metallurgical coal contracting cycle, which is currently under way but proceeding more slowly than in recent years. The general expectation in the current coal market environment is that average prices for metallurgical and PCI coal will be lower in 2013 than in 2012. TECO Coal will mine to profitably meet demand for its products, which may result in fewer total tons being mined in 2013 than in 2012.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

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Management and the board of directors use non-GAAP measures as a yardstick for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after elimination of the effects of certain identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation

	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept 30
(millions)	2012	2011	2012	2011	2012	2011
GAAP net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

Add parent debt extinguishment cost	—	—	—	—	—	13.2

Total charges and gains	—	—	—	—	—	13.2
Add loss, or subtract net income from discontinued operations	46.2	(4.1)	32.8	(15.9)	26.9	(41.2)

Non-GAAP results from continuing operations	$90.2	$86.1	$200.4	$203.5	$247.7	$248.1

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts that are excluded or included from the most directly comparable GAAP measure.

Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its third-quarter results and preliminary 2013 business factors at 9:00 am Eastern time, Thursday, Nov. 1, 2012. The webcast will be accessible through the link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy, Inc. (NYSE: TE) is an energy-related holding company. Its principal subsidiary, Tampa Electric Company, is a regulated utility in Florida with both electric and gas divisions (Tampa Electric and Peoples Gas System). Its other major subsidiary, TECO Coal, owns and operates coal production facilities in Kentucky and Virginia.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may

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differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; the availability of adequate rail transportation capacity for the shipment of TECO Coal’s production; general economic conditions affecting energy sales at the utility companies; economic conditions, both national and international, affecting the Florida economy and demand for TECO Coal’s production; costs for alternative fuels used for power generation affecting demand for TECO Coal’s thermal coal production; weather variations and changes in customer energy usage patterns affecting sales and operating costs at Tampa Electric and Peoples Gas and the effect of extreme weather conditions or hurricanes; operating conditions; commodity prices; operating cost and environmental or safety regulations affecting the production levels and margins at TECO Coal; fuel cost recoveries and related cash at Tampa Electric and natural gas demand at Peoples Gas; material adverse changes impacting the ability to successfully close on the remaining TECO Guatemala sales transaction; the ability to complete the scheduled 2012 outage at the San José Power Station on time and on budget; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2011.

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Summary Information (as of Sept. 30, 2012)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
(millions except per share amounts)	2012	2011	2012	2011	2012	2011
Revenues	$858.6	$877.8	$2,308.2	$2,489.8	$3,028.2	$3,236.2

Net income from continuing operations	$90.2	$86.1	$200.4	$203.5	$247.7	$234.9
Net income from discontinued operations attributable to TECO Energy	(46.2)	4.1	(32.8)	15.9	26.9	41.2

Net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

Earnings per share from continuing operations- basic	$0.42	$0.40	$0.93	$0.95	$1.15	$1.10
Earnings per share from discontinued operations attributable to TECO Energy – basic	(0.22)	0.02	(0.15)	0.07	(0.12)	0.19
Total earnings per share attributable to TECO Energy – basic	$0.20	$0.42	$0.78	$1.02	$1.03	$1.29

Total earnings per share – diluted	$0.20	$0.42	$0.78	$1.02	$1.03	$1.28
Average common shares outstanding – basic	214.5	213.8	214.2	213.5	214.1	213.3
Average common shares outstanding – diluted	215.4	215.3	215.3	215.1	215.3	215.0

Contact:	News Media: Cherie Jacobs - (813) 228-4945
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

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SEPTEMBER 2012

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission. The attached financial statements include the results of operations, financial position and cash flows for two power generation projects in Guatemala, previously reflected as unconsolidated affiliates, that were reconsolidated effective January 1, 2010 in accordance with new accounting guidance.

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TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions except share data)	2012	2011	2012	2011	2012	2011
Revenues
Regulated electric and gas	$670.1	$685.5	$1,826.8	$1,929.1	$2,367.5	$2,522.6
Unregulated	188.5	192.3	481.4	560.7	660.7	713.6

Total revenues	858.6	877.8	2,308.2	2,489.8	3,028.2	3,236.2

Expenses
Regulated operations & maintenance
Fuel	209.1	226.3	534.5	565.4	700.5	740.4
Purchased power	25.8	32.1	85.2	103.2	107.9	131.3
Cost of natural gas sold	40.5	41.5	118.5	177.6	151.2	225.6
Other	115.4	107.9	342.2	331.4	447.7	453.6
Operation & maintenance other expense
Mining related costs	141.5	149.7	358.7	437.2	495.6	559.0
Other	1.5	1.8	4.4	4.8	6.7	6.4
Depreciation and amortization	83.4	80.5	246.9	237.8	326.3	315.1
Taxes, other than income	58.3	56.7	170.8	170.1	224.4	221.6

Total expenses	675.5	696.5	1,861.2	2,027.5	2,460.3	2,653.0

Income from operations	183.1	181.3	447.0	462.3	567.9	583.2

Other income (expense)
Allowance for other funds used during construction	0.7	0.2	1.6	0.8	1.8	1.1
Other income	2.7	2.3	5.8	4.3	8.1	6.9
Loss on debt extinguishment	0.0	0.0	0.0	0.0	0.0	(21.6)
Income from equity investments	0.0	0.0	0.0	0.0	0.0	(1.1)

Total other income	3.4	2.5	7.4	5.1	9.9	(14.7)

Interest charges
Interest expense	45.0	48.9	141.7	149.2	190.5	203.1
Allowance for borrowed funds used during construction	(0.4)	(0.1)	(0.9)	(0.4)	(1.1)	(0.6)

Total interest charges	44.6	48.8	140.8	148.8	189.4	202.5

Income before provision for income taxes	141.9	135.0	313.6	318.6	388.4	366.0
Provision for income taxes	51.7	48.9	113.2	115.1	140.7	131.1

Income from continuing operations	90.2	86.1	200.4	203.5	247.7	234.9
Discontinued operations
Income (loss) from discontinued operations	(27.4)	6.5	(7.9)	24.7	0.7	68.2
Provision for income taxes	18.7	2.3	24.6	8.6	27.3	26.7

Total discontinued operations, net	(46.1)	4.2	(32.5)	16.1	(26.6)	41.5
Less: Income from discontinued operations attruibutable to noncontrolling interest	(0.1)	(0.1)	(0.3)	(0.2)	(0.3)	(0.3)

Income from discontinued operations attributable to TECO Energy, net	(46.2)	4.1	(32.8)	15.9	(26.9)	41.2

Net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

Average common shares outstanding - basic (millions)	214.5	213.8	214.2	213.5	214.1	213.3
Average common shares outstanding - diluted (millions)	215.4	215.3	215.3	215.1	215.3	215.0

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.42	$0.40	$0.93	$0.95	$1.15	$1.10
Earnings per share from continuing operations — diluted	$0.42	$0.40	$0.93	$0.95	$1.15	$1.09

Earnings per share from discontinued operations — basic	($0.22)	$0.02	($0.15)	$0.07	($0.12)	$0.19
Earnings per share from discontinued operations — diluted	($0.22)	$0.02	($0.15)	$0.07	($0.12)	$0.19

Earnings per share attributable to TECO Energy — basic	$0.20	$0.42	$0.78	$1.02	$1.03	$1.29
Earnings per share attributable to TECO Energy — diluted	$0.20	$0.42	$0.78	$1.02	$1.03	$1.28

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TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(millions)	Sep. 30, 2012	Dec. 31, 2011
Assets
Current assets
Cash and cash equivalents	$234.6	$44.0
Restricted cash	8.9	8.7
Receivables	360.2	327.7
Inventories at average cost
Fuel	117.7	136.8
Materials and supplies	81.6	87.3
Derivative assets	2.0	0.9
Income tax receivables	0.0	0.6
Deferred income taxes	52.8	72.7
Prepayments and other current assets	34.2	31.9
Regulatory assets	58.8	87.3
Assets held for sale	59.0	0.0

Total current assets	1,009.8	797.9

Property, plant and equipment
Utility plant in service
Electric	6,647.7	6,731.7
Gas	1,216.1	1,169.9
Construction work in progress	299.3	247.4
Other property	445.9	432.3

Property plant and equipment at original cost	8,609.0	8,581.3
Accumulated depreciation	(2,673.0)	(2,613.5)

Total property, plant and equipment, net	5,936.0	5,967.8

Other assets
Regulatory assets	344.7	364.5
Goodwill	0.0	55.4
Derivative assets	1.1	0.0
Deferred charges and other assets	125.3	136.6
Assets held for sale	164.3	0.0

Total other assets	635.4	556.5

Total assets	$7,581.2	$7,322.2

Liabilities and capital
Current liabilities
Long-term debt due within one year
Recourse	$147.1	$374.9
Non-recourse	0.0	11.2
Accounts payable	253.6	252.3
Other current liabilities	17.6	17.2
Customer deposits	162.1	159.5
Derivative liabilities	14.3	58.4
Interest accrued	62.9	39.3
Taxes accrued	78.1	20.7
Regulatory liabilities	102.2	86.2
Liabilities associated with assets held for sale	27.7	0.0

Total current liabilities	865.6	1,019.7

Other liabilities
Deferred income taxes	241.6	150.8
Investment tax credits	9.8	10.0
Regulatory liabilities	642.5	619.4
Derivative liabilities	1.0	8.6
Deferred credits and other liabilities	537.2	559.2
Liabilities associated with assets held for sale	6.3	0.0
Long-term debt, less amount due within one year
Recourse	2,981.0	2,665.0
Non-recourse	0.0	22.3

Total other liabilities	4,419.4	4,035.3

Total liabilities	5,285.0	5,055.0
Capital
Common equity	216.6	215.8
Additional paid in capital	1,560.5	1,553.4
Retained earnings	544.2	519.4
Accumulated other comprehensive (loss)	(25.1)	(22.0)

TECO Energy stockholders’ equity	2,296.2	2,266.6
Noncontrolling interest	0.0	0.6

Total capital	2,296.2	2,267.2

Total liabilities and capital	$7,581.2	$7,322.2

Book Value Per Share	$10.60	$10.50

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TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions)	2012	2011	2012	2011	2012	2011
Cash flows from operating activities
Net income attributable to TECO Energy	$44.0	$90.2	$167.6	$219.4	$220.8	$276.1

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	86.0	82.4	253.2	243.4	334.4	322.5
Deferred income taxes	51.8	48.5	115.2	117.5	143.7	143.9
Investment tax credits	(0.2)	(0.1)	(0.3)	(0.3)	(0.4)	(0.4)
Allowance for other funds used during construction	(0.7)	(0.2)	(1.6)	(0.8)	(1.8)	(1.1)
Non-cash stock compensation	3.2	2.4	8.5	6.6	11.0	8.6
Loss (gain) on sales of business / assets, pretax	14.6	(0.2)	14.5	(0.5)	14.5	(39.3)
Noncash debt extinguishment, pretax	0.0	0.0	0.0	0.0	0.0	1.3
Equity in earnings of unconsolidated affiliates, net of cash distributions on earnings	0.0	0.0	0.0	0.0	0.0	0.2
Deferred recovery clause	9.2	(2.7)	(3.7)	3.6	(16.3)	14.1
Asset impairment, pretax	17.4	0.0	17.4	0.0	17.4	0.0
Receivables, less allowance for uncollectibles	(44.5)	(7.4)	(47.3)	(9.4)	(32.2)	28.7
Inventories	38.7	25.9	7.9	39.7	(8.3)	26.7
Prepayments and other current assets	8.5	(0.9)	(3.1)	(4.4)	(1.5)	(1.4)
Taxes accrued	27.4	12.9	58.7	35.2	17.8	1.6
Interest accrued	20.1	18.6	23.6	23.2	0.7	(6.6)
Accounts payable	48.9	7.7	22.0	(26.9)	6.3	(12.7)
Other	(22.2)	7.7	(25.0)	25.3	(16.0)	(19.2)

	302.2	284.8	607.6	671.6	690.1	743.0

Cash flows from investing activities
Capital expenditures	(114.3)	(98.1)	(355.2)	(298.3)	(511.0)	(413.2)
Allowance for other funds used during construction	0.7	0.2	1.6	0.8	1.8	1.1
Net proceeds from sale of business / assets	7.4	0.5	7.4	3.4	7.5	185.2
Other investments	0.0	0.0	0.0	14.4	0.0	14.3

	(106.2)	(97.4)	(346.2)	(279.7)	(501.7)	(212.6)

Cash flows from financing activities
Dividends	(47.7)	(46.4)	(142.8)	(136.8)	(189.2)	(180.8)
Proceeds from sale of common stock	0.0	1.2	3.2	6.6	3.6	8.8
Proceeds from long-term debt	248.0	0.0	538.3	0.0	538.3	117.7
Repayment of long-term debt / Purchase in lieu of redemption	(259.1)	(6.2)	(469.2)	(150.8)	(472.0)	(434.3)
Dividend to noncontrolling interest	0.0	0.0	(0.3)	(0.6)	(0.3)	(0.6)
Net decrease in short-term debt	(20.0)	(32.0)	0.0	(12.0)	0.0	(27.0)

	(78.8)	(83.4)	(70.8)	(293.6)	(119.6)	(516.2)

Net increase in cash and cash equivalents	117.2	104.0	190.6	98.3	68.8	14.2
Cash and cash equivalents at beginning of period	117.4	61.8	44.0	67.5	165.8	151.6

Cash and cash equivalents at end of period	$234.6	$165.8	$234.6	$165.8	$234.6	$165.8

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TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas	TECO Coal	TECO Guatemala	Other & Eliminations	TECO Energy
Three months ended Sep. 30,
2012	Revenues - outsiders	$574.9	$95.2	$186.0	$—	$2.5	$858.6
	Sales to affiliates	0.3	—	—	—	(0.3)	—

	Total revenues	575.2	95.2	186.0	—	2.2	858.6
	Depreciation and amortization	60.2	12.7	10.2	—	0.3	83.4
	Total interest charges (2)	26.7	3.7	1.9	—	12.3	44.6
	Allocated interest expense (2)	—	—	1.7	—	(1.7)	—
	Provision (Benefit) for income taxes	45.7	4.4	6.0	—	(4.4)	51.7
	Income from continuing operations	73.5	7.0	17.4	—	(7.7)	90.2
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(42.6)	(3.6)	(46.2)
	Net income (loss) attributable to TECO Energy (1)	$73.5	$7.0	$17.4	$(42.6)	$(11.3)	$44.0

2011	Revenues - outsiders	$591.6	$93.9	$190.5	$—	$1.8	877.8
	Sales to affiliates	0.3	0.3	—	—	(0.6)	—

	Total revenues	591.9	94.2	190.5	—	1.2	877.8
	Depreciation and amortization	56.2	12.2	11.8	—	0.3	80.5
	Total interest charges (2)	30.3	4.4	1.7	—	12.4	48.8
	Allocated interest expense (2)	—	—	1.7	—	(1.7)	—
	Provision (Benefit) for income taxes	47.4	3.0	4.1	—	(5.6)	48.9
	Income from continuing operations	75.0	4.8	14.1	—	(7.8)	86.1
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	4.4	(0.3)	4.1
	Net income (loss) attributable to TECO Energy (1)	$75.0	$4.8	$14.1	$4.4	$(8.1)	90.2

Nine months ended Sep. 30,
2012	Revenues - outsiders	$1,527.8	$298.9	$474.1	$—	$7.4	2,308.2
	Sales to affiliates	0.8	1.3	—	—	(2.1)	—

	Total revenues	1,528.6	300.2	474.1	—	5.3	2,308.2
	Depreciation and amortization	177.2	37.7	31.0	—	1.0	246.9
	Total interest charges (2)	86.2	12.6	5.5	—	36.5	140.8
	Allocated interest expense (2)	—	—	5.2	—	(5.2)	—
	Provision (Benefit) for income taxes	96.5	17.0	13.2	—	(13.5)	113.2
	Income from continuing operations	156.9	27.0	39.4	—	(22.9)	200.4
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(28.6)	(4.2)	(32.8)
	Net income (loss) attributable to TECO Energy (1)	$156.9	$27.0	$39.4	$(28.6)	$(27.1)	$167.6

2011	Revenues - outsiders	$1,570.6	$358.5	$555.5	$—	$5.2	2,489.8
	Sales to affiliates	1.0	3.0	—	—	(4.0)	—

	Total revenues	1,571.6	361.5	555.5	—	1.2	2,489.8
	Depreciation and amortization	166.4	36.0	34.4	—	1.0	237.8
	Total interest charges (2)	91.6	13.3	5.1	—	38.8	148.8
	Allocated interest expense (2)	—	—	5.0	—	(5.0)	—
	Provision (Benefit) for income taxes	104.3	16.0	10.7	—	(15.9)	115.1
	Income from continuing operations	165.0	25.4	38.1	—	(25.0)	203.5
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	16.4	(0.5)	15.9
	Net income (loss) attributable to TECO Energy (1)	$165.0	$25.4	$38.1	$16.4	$(25.5)	219.4

Twelve months ended Sep. 30,
2012	Revenues - outsiders	$1,976.5	$390.9	$651.5	$—	$9.3	$3,028.2
	Sales to affiliates	1.0	1.4	—	—	(2.4)	—

	Total revenues	1,977.5	392.3	651.5	—	6.9	3,028.2
	Depreciation and amortization	233.0	50.1	41.8	—	1.4	326.3
	Total interest charges (2)	116.4	17.0	7.2	—	48.8	189.4
	Allocated interest expense (2)	—	—	6.9	—	(6.9)	—
	Provision (Benefit) for income taxes	116.8	21.5	17.9	—	(15.5)	140.7
	Income from continuing operations	194.7	34.2	52.7	—	(33.9)	247.7
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(22.6)	(4.3)	(26.9)
	Net income (loss) attributable to TECO Energy (1)	$194.7	$34.2	$52.7	$(22.6)	$(38.2)	$220.8

2011	Revenues - outsiders	$2,061.7	$460.9	$707.7	$—	$5.9	$3,236.2
	Sales to affiliates	1.3	4.8	—	—	(6.1)	—

	Total revenues	2,063.0	465.7	707.7	—	(0.2)	3,236.2
	Depreciation and amortization	221.2	47.6	45.2	—	1.1	315.1
	Total interest charges (2)	122.4	17.9	6.8	—	55.4	202.5
	Allocated interest expense (2)	—	—	6.6	—	(6.6)	—
	Provision (Benefit) for income taxes	128.3	20.4	13.3	—	(30.9)	131.1
	Income from continuing operations	207.0	32.8	45.3	—	(50.2)	234.9
	Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	49.5	(8.3)	41.2
	Net income (loss) attributable to TECO Energy (1)	$207.0	$32.8	$45.3	$49.5	$(58.5)	$276.1

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for January 2012 through September 2012, 6.25% for 2011, and 6.50% for October through Dec. 2010.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Guatemala and certain charges at Parent that directly relate to TECO Guatemala.

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TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
Residential	$301,605	$313,182	(3.7)	2,641,862	2,746,940	(3.8)
Commercial	170,355	172,175	(1.1)	1,748,180	1,777,591	(1.7)
Industrial — Phosphate	19,239	15,420	24.8	232,497	181,960	27.8
Industrial — Other	26,429	26,043	1.5	285,076	282,623	0.9
Other sales of electricity	49,290	49,660	(0.7)	496,041	503,308	(1.4)
	566,918	576,480	(1.7)	5,403,656	5,492,422	(1.6)

Deferred and other revenues	(13,341)	(4,022)	231.7	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	6,239	5,867	6.3	99,177	89,834	10.4
Other operating revenue	15,372	13,577	13.2	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$575,188	$591,902	(2.8)	5,502,833	5,582,256	(1.4)

Average customers	685,481	676,151	1.4	—	—	—

Retail Net Energy For Load				5,646,699	5,740,027	(1.6)

Total Degree Days				1,638	1,753	(6.6)

	Operating Revenues*			Sales — Kilowatt-hours*
Nine Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
Residential	$747,557	$788,371	(5.2)	6,546,487	6,913,919	(5.3)
Commercial	467,055	465,936	0.2	4,730,031	4,738,588	(0.2)
Industrial — Phosphate	56,422	46,459	21.4	680,968	548,506	24.1
Industrial — Other	76,815	74,678	2.9	828,215	808,511	2.4
Other sales of electricity	137,968	139,444	(1.1)	1,370,473	1,386,174	(1.1)

	1,485,817	1,514,888	(1.9)	14,156,174	14,395,698	(1.7)
Deferred and other revenues	(12,855)	(1,921)	569.2	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	12,896	18,348	(29.7)	216,684	279,845	(22.6)
Other operating revenue	42,719	40,286	6.0	—	—	—
SO2 Allowance Sales	1	4	(75.0)	—	—	—
NOx Allowance Sales	—	37	(100.0)	—	—	—

	$1,528,578	$1,571,642	(2.7)	14,372,858	14,675,543	(2.1)

Average customers	683,437	675,261	1.2	—	—	—

Retail Net Energy For Load				14,946,395	15,044,110	(0.6)

Total Degree Days				3,532	3,669	(3.7)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
Residential	$953,933	$1,015,358	(6.0)	8,350,559	8,904,921	(6.2)
Commercial	613,716	616,240	(0.4)	6,198,005	6,232,716	(0.6)
Industrial — Phosphate	71,931	65,771	9.4	863,690	775,382	11.4
Industrial — Other	101,425	98,726	2.7	1,092,178	1,062,443	2.8
Other sales of electricity	183,723	185,407	(0.9)	1,819,613	1,830,865	(0.6)

	1,924,728	1,981,502	(2.9)	18,324,045	18,806,327	(2.6)
Deferred and other revenues	(21,226)	(20,809)	2.0	—	—	—
Provision for Revenue Stipulation	—	20,992	(100.0)	—	—	—
Sales for resale	16,227	26,930	(39.7)	289,699	395,137	(26.7)
Other operating revenue	57,813	54,331	6.4	—	—	—
SO2 Allowance Sales	1	4	(75.0)	—	—	—
NOx Allowance Sales	—	37	(100.0)	—	—	—

	$1,977,543	$2,062,987	(4.1)	18,613,744	19,201,464	(3.1)

Average customers	681,930	674,458	1.1	—	—	—

Retail Net Energy For Load				19,107,458	19,643,267	(2.7)

Total Degree Days				4,161	4,570	(8.9)

*	in thousands

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PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
By Customer Segment:
Residential	$24,532	$24,695	(0.7)	10,943	10,124	8.1
Commercial	29,890	28,297	5.6	94,826	87,842	8.0
Industrial	2,367	1,943	21.8	55,530	46,151	20.3
Off System Sales	26,005	26,618	(2.3)	72,976	55,877	30.6
Power generation	2,935	2,708	8.4	247,139	176,981	39.6
Other revenues	7,511	7,712	(2.6)	—	—	—

	$93,240	$91,973	1.4	481,414	376,975	27.7

By Sales Type:
System supply	$60,993	$61,685	(1.1)	93,163	75,023	24.2
Transportation	24,736	22,576	9.6	388,251	301,952	28.6
Other revenues	7,511	7,712	(2.6)	—	—	—

	$93,240	$91,973	1.4	481,414	376,975	27.7

Average customers	342,721	338,224	1.3	—	—	—

	Operating Revenues*			Therms*
Nine Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
By Customer Segment:
Residential	$93,424	$109,390	(14.6)	51,977	59,859	(13.2)
Commercial	100,609	105,677	(4.8)	313,664	305,262	2.8
Industrial	6,969	6,523	6.8	168,851	151,212	11.7
Off System Sales	58,124	93,724	(38.0)	183,243	198,392	(7.6)
Power generation	9,643	8,185	17.8	730,555	472,943	54.5
Other revenues	25,574	30,525	(16.2)	—	—	—

	$294,343	$354,024	(16.9)	1,448,290	1,187,668	21.9

By Sales Type:
System supply	$187,916	$247,842	(24.2)	265,059	292,764	(9.5)
Transportation	80,853	75,657	6.9	1,183,231	894,904	32.2
Other revenues	25,574	30,525	(16.2)	—	—	—

	$294,343	$354,024	(16.9)	1,448,290	1,187,668	21.9

Average customers	342,622	338,763	1.1	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Sep. 30,	2012	2011	Percent Change	2012	2011	Percent Change
By Customer Segment:
Residential	$124,822	$144,302	(13.5)	69,793	80,677	(13.5)
Commercial	132,918	137,774	(3.5)	417,673	406,196	2.8
Industrial	9,278	8,469	9.6	222,720	199,058	11.9
Off System Sales	70,374	119,513	(41.1)	215,843	258,804	(16.6)
Power generation	12,087	10,357	16.7	871,915	602,330	44.8
Other revenues	34,926	36,406	(4.1)	—	—	—

	$384,405	$456,821	(15.9)	1,797,944	1,547,065	16.2

By Sales Type:
System supply	$242,789	$320,281	(24.2)	325,601	384,592	(15.3)
Transportation	106,690	100,134	6.5	1,472,343	1,162,473	26.7
Other revenues	34,926	36,406	(4.1)	—	—	—

	$384,405	$456,821	(15.9)	1,797,944	1,547,065	16.2

Average customers	341,733	337,911	1.1	—	—	—

*	in thousands

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